UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                         FORM 10-12G/A

           GENERAL FORM FOR REGISTRATION OF SECURITIES

               Pursuant to Section 12(b) or (g) of
               The Securities Exchange Act of 1934

                          EUROKIOSK, INC.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)

        DELAWARE                           13-4054666
        --------                           ----------
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)


1 ROCKEFELLER PLAZA - SUITE 1600
NEW YORK, NEW YORK                            10020
----------------------------------            -----
(Address of principal executive offices)    (Zip Code)



Registrant's telephone number             (212) 265-4600
                                          --------------

Securities to be registered pursuant to Section 12(g) of the Act:

           Voting Common Stock   1,000,000 shares

Check here whether the issuer (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes   X       No_______

As of March 31, 1999, the following shares of the Registrant's common stock were issued and outstanding:

            Voting Common Stock  1,000,000 shares


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INDEX

ITEMS                                                 PAGE

Item 1. BUSINESS                                       3

Item 2. FINANCIAL INFORMATION                          7

Item 3. PROPERTIES                                     9

Item 4. SECURITY OWNERSHIP OF   CERTAIN BENEFICIAL
        OWNERS AND MANAGEMENT                          9

Item 5. DIRECTORS AND EXECUTIVE OFFICERS               10

Item 6. EXECUTIVE COMPENSATION                         12

Item 7. CERTAIN RELATIONSHIPS AND RELATED
        TRANSACTIONS                                   13

Item 8. LEGAL PROCEEDINGS                              14

Item 9. MARKET PRICE OF AND DIVIDENDS ON THE
        REGISTRANT'S COMMON EQUITY AND RELATED
        STOCKHOLDER MATTER                             14

Item 10. RECENT SALES OF UNREGISTERED SECURITIES       14

Item 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO
         BE REGISTERED                                 15

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS     15

Item 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA   16

Item 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE        25

Item 15. FINANCIAL STATEMENTS AND EXHIBITS             25

         SIGNATURES                                    26


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Item 1.   DESCRIPTION OF THE BUSINESS

HISTORY AND ORGANIZATION

EUROKIOSK, INC., (the "Company") was organized in October 1998 under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized.

The Company was formed to enter the pay telephone industry and
provide pay telephone service with internet capabilities.    Its
primary target was to develop an "internet-pay telephone" kiosk system throughout Australia. The Company also sought to develop a system of smart cards which would be used in its internet kiosks and which would be compatible in regular pay telephones and ATM/debit machines. The Company also investigated potential sites where it can install the kiosks and also referred to professional consultants to determine the feasibility of accessing those sites. The Company also had discussion with the Australian Defense Department and several mining, construction and resort companies regarding the installation of the internet kiosks. The Company however concluded that, in the initial stages of its plan, it would be best to install the kiosks in high profile areas which would enhance the kiosks' visibility to the public and which would be more lucrative.

The Company sought to introduce its idea through an alliance with an existing telecommunications company. This alliance would the Company's kiosk to be associated with a well known brand thus making it recognizable throughout the world.

The Company conducted a private offering to raise seed capital to cover its administrative and start-up costs and initial research. In February 1999, the Company performed a private placement of its common stock pursuant to Rule 504 of Regulation D of the Securities Act of 1933. The Company sold 800,000 shares of common stock which were sold on February 10, 1999. In such endeavors, the Company raised $8,000.00 however has been unsuccessful in implementing its business plan. The Company was unable to attract a suitable partner which would assist it in introducing its idea to the public market. The Company has now determined that the most effective method of attracting a potential investor or alliance partner would be to become a voluntary reporting company and obtain a trading symbol through the NASD.

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

The Company is currently a developmental stage company. The directors are now determined that the Company should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses or to form an alliance. The Company has began to consider and investigate potential business opportunities.

The Company has conducted initial research and believes that it would not be cost effective to modify a pay telephone such as the type which is currently in use by the general public to conform to internet capabilities. Rather, the Company believes that with the expected advent of internet access through telephone lines, it will be easier and more cost effective to develop an internet telephone kiosk which will have access to the internet through telephone lines. Additionally, current pay telephones which are in use are not equipped to display color resolution and graphics which are a vital aspect of internet use. A prototype internet telephone kiosk will need to be developed and the Company would like to develop such a kiosk in a joint alliance with another well-known entity. For this reason, the Company is seeking to enter into an alliance or merger with such an entity to assist its development of the internet telephone kiosk.

The Company does not foresee or expect to manufacture the internet telephone kiosks. Rather, the Company will contract with an unaffiliated manufacturer for the design, manufacture and production of such kiosks based upon the specifications and requirements which the Company will set out. The Company has not entered into discussions with any entity for the design, manufacture and production of such kiosks. The Company expects to do so once it has identified another entity with whom it shall form an alliance or merger. It is expected that the Company will jointly work with such entity to develop the specifications and requirements of the kiosk which will ultimately be the final product used by the consumer.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The Company is a development stage company. The Company has minimal assets, consisting of cash in the amount of $8,000.00, and no recent operating history.

The Company's goal is to develop an "internet-pay telephone" kiosk system throughout Australia. The Company also seeks to develop a system of smart cards which would be used in its

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

internet kiosks and which would be compatible in regular pay telephones and ATM/debit machines. The Company also investigated potential sites where it can install the kiosks and also referred to professional consultants to determine the feasibility of accessing those sites.

As a result of that investigation, the Company believes that it would be best to install the kiosks in high profile areas which would enhance the kiosks' visibility to the public and which would be more lucrative. The Company therefore is seeking to enter into an alliance or joint venture with another entity which is active in the telecommunications area. The Company believes such an alliance would allow the Company's kiosks to be associated with a well known brand thus making them recognizable throughout the world.

The Company has no product or prototype of the internet telephone kiosk. A prototype internet telephone kiosk will need to be developed and the Company would like to develop such a kiosk in a joint alliance with another well-known entity.

The Company is a development stage company. The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to succeed or sustain its business operations or achieve material profits.

Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient investment in the
Company to cover such expenses.   However, if the Company engages
outside advisors or consultants in search for business opportunities, it may be necessary for the Company to attempt to
raise additional funds.   There is no assurance that the Company
will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

To date, the Company has incurred expenses related to its research, accounting costs, attorneys fees and administrative costs. The Company has received use of office space free of charge from one of its shareholders, The Law Office of Shane Henty Sutton, P.C., located at 1 Rockefeller Plaza, Suite 1600, New York, New York. The Company has not been forgiven on any expenses or liabilities as of this date.

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

There is no certainty that the Company's business plans will be successful or profitable. There is also no certainty that the Company will be able to operate a successful business. Potential investors are alerted that the investment in the Company is highly speculative and involves a high degree of risk.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable opportunities. There can be no assurance that the Company's efforts in the telecommunications, pay telephone and calling card industry will succeed or be accepted by the public.
Additionally, the telecommunications industry is highly competitive and there is substantial risk attributed to the investment and entry into such market. The industry is under constant pressure to change and adapt with the advent of new technology and there is no guarantee that the Company will be able to stay at the forefront

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company develops material operations. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations.

The Company will not borrow funds for the purpose of funding payments to the Company's promoters, management or their affiliates or associates. Any funds borrowed by the Company will be utilized to pay statutory, legal and accountant fees expended by the Company.

The Company foresees that any terms of sale of the shares presently held by officers and/or directors of the Company will also be afforded to all other shareholders of the Company on similar terms and conditions. This means that in the event any offer made to the officers and/or directors of the Company for the purchase of the shares of the Company shall also be made all shareholders of the Company. In this regard, there shall be no conflict of interest and all shareholders shall be treated equally in any offer to purchase shares of the Company's common stock.

The Company's current operations include further research of the Company's internet telephone kiosk concept, and its search for an entity to form an alliance or merger for the purpose of developing and implementing the Company's concept. These operations currently require minimal expense and the Company

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

believes that it will be able to perform these tasks for a period of twelve (12) months based upon its available capital resources.
The directors and officers of the Company contribute their efforts without costs and therefore the resources available to the Company will be able to cover the costs and expenses associated with the Company's current operations.

Over the next five (5) years, the Company will strive to form an alliance with another entity to develop the internet telephone kiosk and to begin to implement its business plan. The Company will strive to first develop a prototype internet telephone kiosk with its partner during the first year. Subsequently, the Company will strive to target sites and locations to install the kiosks and to enter into agreements with third parties for the installation of the kiosks. After doing so, the Company will then enter into an agreement for the production of the kiosks by the second year. The Company will thereafter begin to install the kiosks and market them to advertisers and the public for the purpose of creating interest. By the third year, the Company expects to draw sufficient revenues from advertisers and third parties who wish to have the kiosks installed at their locations. The Company expects interest and use of the kiosks to grow over the following two years to the point where it has achieved profitability.


LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage.
As a result, the Company had from time of inception to March 31, 1999 no revenue and a net loss from operations of $11,140.00. As of March 31, 1999, the Company had a net capital deficiency of $11,140.00.

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with research and development of its software. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. The Company does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain

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

additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months, however, full implementation of its business plan is dependent upon its ability to raise substantial funding.

The Company's current operations includes further research of the Company's internet telephone kiosk concept, and its search for an entity to form an alliance or merger for the purpose of developing and implementing the Company's concept. These operations currently require minimal expense and the Company believes that it will be able to perform these tasks for a period of twelve (12) months based upon its available capital resources.

Over the next twelve months, the cash requirements of the Company will be limited to covering the Company's administrative and statutory expenses. The Company estimates and foresees that these expenses will be approximately $6,000.00. The Company's further research of the internet telephone kiosk concept, and its search for an entity to form an alliance or merger for the purpose of developing and implementing the Company's concept will not be a significant expense as the Company's directors and officers will contribute their services without costs towards this end. The Company currently has cash assets of $8,000.00 which the Company believes will be sufficient to cover the administrative and statutory expenses for the Company along with any additional out-of-pocket costs for research for the next twelve (12) months. Over the long term, the Company shall require additional funds to sustain its operations in the event it is not able to generate revenue. To this end, the Company's officers and directors may advance funds to the Company to cover additional administrative and statutory expenses. No agreement currently exists regarding the advancement of such funds and there is no guarantee that the officers and directors will advance such funds. There is also no guarantee that the Company will be able to continue to operate as a going concern in the event it is unable to raise additional funds.

The Company has unrestricted access to its cash. Its cash resources are currently held in the attorney's escrow account for the purpose of facilitating the payment of all the administrative and statutory expenses of the Company. These are the only costs which the Company foresees it shall incur over the next twelve (12) months. The costs will be paid by the Company's attorneys and, therefore, the Company believes that it would be easier to allow the funds to remain in the escrow account from which the attorneys can disburse payment of the company's administrative and statutory expenses.
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YEAR 2000 DISCLOSURE

The Company is aware of the Year 2000 issue and states that it currently does not maintain any material active operations which it foresees will be impacted by the Year 2000 problem.
Management therefore does not anticipate that the company will be affected by this issue, financially or otherwise. Its research and development of software and programs will be cognizant of the Year 2000 problem and address this issue. This disclosure complies with the directives of the Securities and Exchange Commission, specifically Staff Legal Bulletin No. 5 (CF/IM), regarding Year 2000 issues.

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Item 2.    FINANCIAL INFORMATION
                           EUROKIOSK, INC.
                  (A Development Stage Company)
                SELECTED FINANCIAL DATA SCHEDULE
                FROM INCEPTION TO MARCH 31, 1999

                               For the Year       From Inception
                                  Ended                 To
                              March 31, 1999       March 31, 1999
                              --------------       --------------
Cash and Cash Items            $  8,000             $  8,000
Marketable Securities                 0                    0
Notes and Accounts Receivable         0                    0
Allowances for doubtful accounts      0                    0
Inventory                             0                    0
Total Current Assets              8,000                8,000
Property, plant and equipment         0                    0
Accumulated depreciation              0                    0
Total assets                      8,000                8,000
Total current liabilities         2,440                2,440
Bonds, mortgages and debt             0                    0
Preferred stock - redemption          0                    0
Common stock                      1,000                1,000
Other stockholders' equity        4,560                4,560
Total Liabilities and
 Stockholders' equity             8,000                8,000

Net Sales of Tangible Products        0                    0
Total Revenues                        0                    0
Cost of Tangible Goods Sold           0                    0
Total Costs and Expenses applicable
    To sales and revenues             0                    0
Other costs and expenses         11,140               11,140
Provision for doubtful accounts       0                    0
Interest and amortization of
    Debt discount                     0                    0
Income before taxes
    and other items             (11,140)             (11,140)
Income tax expenses                   0                    0
Income/loss continuing
    operations                  (11,140)             (11,140)
Discontinued operations               0                    0
Extraordinary items                   0                    0
Cumulative Effect - changes in
    Accounting principles             0                    0
Net Income or loss              (11,140)             (11,140)

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There have been no accounting changes, business combinations or dispositions of business operations by the Company that materially affect the comparability of the information reflected in the selected financial data. The Company is a developmental stage company which has no operating history and minimal assets consisting of cash in the amount of $8,000. The Company's expenses and liabilities have been incurred solely for administrative expenses.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to acquire or merge with an operating business, develop sustaining business opportunities or acquire property that will be of material value to the Company. In the opinion of management, inflation has not and will not have a material affect on the operations of the Company as it does not currently have any significant assets, debt or income.

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income. The company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with start up and trading of retail outlets.


Item 3.    DESCRIPTION OF PROPERTY

The company's administrative offices are located at 1 Rockefeller Plaza, Suite 1600, New York, New York. The Company's office is utilized as a base to explore and contact potential business opportunities and to service the Company's administrative needs. The Company is allowed to utilize this office space at no charge by one of the Company's shareholders. The company does not own any significant properties.


Item 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
           AND MANAGEMENT

The following table sets forth the information, to the best knowledge of the Company as of March 31, 1999, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

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Name and Address of      Amount and Nature of            Percent
Beneficial Owner         Beneficial Ownership            of Class
----------------         --------------------            --------

Providence International Pty   400,000                    40.0%
Intertrust Building
Anguilla,
British West Indies

Karela Giselle Pty Ltd.        200,000                    20.0%
142 Glenmore Road,
Paddington, 2021 AUSTRALIA

The Law Office of              190,000                    19.0%
Shane Henty Sutton, P.C.
1 Rockefeller Plaza
New York, New York

Carrytide Pty Ltd.             100,000                    10.0%
142 Glenmore Road,
Paddington, 2021 AUSTRALIA
Sydney, Australia

David Sutton                   100,000                    10.0%
142 Glenmore Road,
Paddington, 2021 AUSTRALIA

Peter Moulinos                   5,000                     0.5%
1 Rockefeller Plaza
New York, New York


The Company has been advised that the persons listed above have sole voting, investment, and dispositive power over the shares indicated above. Percent of Class (third column above) is based on 1,000,000 shares of common stock outstanding on March 31, 1999.

The Law Office of Shane Henty Sutton, P.C., is a sole proprietorship whose owner, Shane H. Sutton, director and president of the Company, holds 190,000 shares of common stock. Peter Moulinos, an officer of the Company, holds 5,000 shares of common stock of the Company, and is an employee of The Law Office of Shane Henty Sutton, P.C. Karela Giselle Pty Ltd., is a foreign corporation and holds 200,000 shares of common stock of the Company. David Sutton is a director of Karela Giselle Pty Ltd., and is also a Director of the Company. David Sutton is also the brother of Shane H. Sutton.
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ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS

                           Position(s) Held and
Name                 Age    Duration of Service   Family Relation
----------------     ---    -------------------   ---------------

Shane H. Sutton       50    President and Director    Brother of
                                                     David Sutton

David Sutton          56    Secretary-Treasurer       Brother of
                            and Director             Shane Sutton

Peter Moulinos        30    Director and Officer          None

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respects to the election of directors.

Set forth below is certain biographical information regarding the Company's executive officers and directors:

Shane Sutton was born in Melbourne, Australia, and obtained a BC.E., degree in 1969 and an LL.B. degree in 1972 from Monash University. He is admitted to practice law in the Australian jurisdictions of Victoria, New South Wales and the High Court of Australia, as well as those in the State of New York and the United States District Court for the Southern and Eastern Districts of New York. In 1975, he established the firm of Henty Sutton & Kelly in Melbourne Australia which specialized in real estate and financial joint ventures. In 1982, he worked with Bear Stearns to establish the first Australian Fund which achieved assets of AUD$750 million. Since then, he has actively been engaged in taking companies public, handling mergers and acquisitions between both foreign and domestic companies, creating capital funding mechanisms and opportunities for small and mid-sized entities, supervising investor relations, David Sutton resides in Sydney, Australia. He has a B.Com., ASA, ACIS and is a member of the Australian Stock Exchange. He has spent his entire career in brokering, investment banking and investment management. He is chairman of Hudson Securities, a member firm of the Australian Stock Exchange and has several other appointments to various Boards of Directors. He was also the founding partner of McNab Clarke & Co., which later became C.S. First Boston.

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Peter Moulinos is an attorney admitted to practice law in the
State of New York having graduated from New York Law School in
1994. He also possesses a BBA degree in Finance and has additional experience in the capital markets industry and in the foreign exchange currency markets.

To the knowledge of management, during the past five years, no present or former director or executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him form or otherwise limiting, the following activities:
(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;


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

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in subsequently reversed, suspended, or vacate;

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith, directors, officers, and beneficial owners of more than 10% of the Company's Common Stock are required to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership of the Company's Common Stock.


Item 6.    EXECUTIVE COMPENSATION

SUMMARY

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees for the year ended March 31, 1999, nor at any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's directors will forego any compensation until such time as the Company accumulates significant revenues and income to warrant the payment of compensation to its directors. As of the date hereof, no person has accrued any compensation from the Company.

COMPENSATION TABLE: None; no form of compensation was paid to any officer or director at any time during the last two fiscal years.

CASH COMPENSATION
There was no cash compensation paid to any director or executive officer of the Company during the two fiscal years ended March
31, 1999.

BONUSES AND DEFERRED COMPENSATION: None.

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

COMPENSATION PURSUANT TO PLANS: None.

PENSION TABLE: None.

OTHER COMPENSATION: None.

COMPENSATION OF DIRECTORS: None.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT:
There are no compensatory plans or arrangements of any kind, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.


Item 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          TRANSACTIONS WITH MANAGEMENT AND OTHERS.

To the best of Management's knowledge, during the fiscal year ended March 31, 1999, there were no material transactions, or series of similar transactions, since the beginning the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

The Company uses office space at the Law Office of Shane Henty Sutton, P.C., at 1 Rockefeller Plaza, Suite 1600, New York, New York, which it receives from one of its shareholders at no cost. This office space is used by management to conduct its business affairs, to explore and contact potential business opportunities.

CERTAIN BUSINESS RELATIONSHIPS:

During the fiscal year ended March 31 1999, there were no material transactions between the Company and its management.

INDEBTEDNESS OF MANAGEMENT:
To the best of Management's knowledge, during the fiscal year ended March 31, 1999 there were no material transactions, or

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

series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

TRANSACTIONS WITH PROMOTERS:
To the best Knowledge of management, no such transactions exist.

Item 8.     LEGAL PROCEEDINGS
No legal proceedings are pending at this time.

Item 9. MARKET PRICE OF AND DIVIDENDS FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
The Company is not aware of any quotations for its common stock, now or at any time within the past two years. As of March 31, 1999, there were 341 holders of record of the issued and outstanding shares of Issuer's common stock. Issuer has never paid a dividend on its outstanding equity. The Company currently has no established public trading market for its common stock.

Item 10.    RECENT SALES OF UNREGISTERED SECURITIES
No recent sales of unregistered securities at this time.

Item 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
            REGISTERED
The only class of securities of the registrant are 25,000,000 authorized shares of voting common stock, $.001 par value,
1,000,000 issued and outstanding, no dividend.   There are no
restrictions on the alienability of the voting common stock and the rights of the common stockholders may only be modified by a vote of a majority of the shareholders. There is no inclusion of preemptive rights or liquidation rights and liabilities relating to calls and assessments on the Company's common stock.

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS Indemnification of Directors and Officers of the Company are provided under Section XI of the Company's By-laws, a copy of which is attached hereto as an Exhibit 3. Additionally, Delaware General Corporation Law provides for the indemnification of Directors and Officers performing duties at the request of the Company.

Item 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
           FINANCIAL INFORMATION

REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and
Stockholders of Eurokiosk, Inc.

We have audited the accompanying balance sheet of Eurokiosk, Inc., (a development stage company) as of March 31, 1999 and the related statements of loss, cash flows and shareholders' equity (deficit) from October 27, 1998 (Inception) to March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standard require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidences supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eurokiosk, as of March 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has losses from operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Notes 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Graf Repetti & Co., LLP
New York, New York
May 11, 1999

                          EUROKIOSK INC.
                  (A Development Stage Company)
                          BALANCE SHEET
                      AS OF MARCH 31, 1999


ASSETS
Current Assets
  Cash                                  $8,000
  Other Current Assets                       0
                                        ----------
  Total Current Assets                  $8,000

  Other Assets                               0
                                        ----------
  Total Assets                          $8,000

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                       $    0
 Accrued Expenses                        2,490
                                       -----------
 Total Current Liabilities              $2,490

 Other Liabilities                           0
                                       -----------
 Total Liabilities                      $2,490

 Stockholders' Equity
  Common Stock, $.001 par value,
  Authorized 25,000.000 Shares;
  Issued and Outstanding 1,000,000
  Shares                                 1,000
 Additional Paid in Capital             23,200
 Deficit Accumulated During
  the Development Stage                (18,690)

                                       -----------
 Total Stockholders' Equity            ( 5,510)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)         $ 8,000

The accompanying notes are an integral part of these financial statements

                          EUROKIOSK INC.
                  (A Development Stage Company)
                   CONDENSED STATEMENT OF LOSS
      FROM OCTOBER 27, 1998 (INCEPTION) TO MARCH 31, 1999


                               For the Year            From
                                  Ended            Inception to
                              Mar. 31, 1999        Mar. 31, 1999
                              -------------        -------------
TOTAL REVENUES:                $      0             $      0
                                ----------           ----------

OPERATING EXPENSES:
Accounting                        2,100                2,100
Filing Fee                           50                   50
Rent - Note 2                     1,000                1,000
Contributed Services - Note 3     7,500                7,500
Legal - Note 4                    7,500                7,500
Other Start Up Costs                540                  540
                                ----------           ----------

Total Operating Expenses         18,690               18,690
                                ----------           ----------

Operating Loss                 $(18,690)            $(18,690)
                                ----------           ----------

OTHER INCOME (EXPENSES):
Other Income                          0                    0
                                ----------           ----------
NET LOSS                       $(18,690)            $(18,690)

NET LOSS  PER SHARE            $  (0.02)              $(0.02)
                                ----------           ----------

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING           961,783              961,783
                                ----------           ----------

The accompanying notes are an integral part of these financial statements.


                         EUROKIOSK, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
      FROM OCTOBER 27, 1998 (INCEPTION) TO MARCH 31, 1999

                               For the Year            From
                                  Ended            Inception to
                              Mar. 31, 1999        Mar. 31, 1999
                              -------------        -------------

CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss                      $(18,690)              $(18,690)
                               --------               --------

Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Changes in Assets and Liabilities:
 Increase in Due from Attorney
     Escrow Account             (8,000)                (8,000)
 Increase in Accounts Payable
     and Accrued Expenses        2,490                  2,490
                               --------               --------

Total Adjustments               (5,510)                (5,510)
                               --------               --------

Net Cash Used in
Operating Activities           (24,200)               (24,200)
                               --------               --------
CASH FLOWS FROM
FINANCING ACTIVITIES:

Proceeds from Insurance of
  Common Stock                   8,200                  8,200
Additional Paid In Capital
   By Shareholder               16,000                 16,000
                               --------               --------
Net Cash Provided by
Financing Activities            24,200                 24,200
                               --------               --------

Net Change in Cash                   0                      0

Cash at Beginning of Period          0                      0

Cash at End of Period          $     0                $     0
                               --------               --------

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense         $     0                $     0
                               --------               --------
  Corporate Taxes              $     0                $     0
                               --------               --------

The accompanying notes are an integral part of these financial statements.


                            EUROKIOSK, INC.
                     (A Development Stage Company)
               STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                    FOR THE YEAR ENDED MARCH 31, 1999



                                                        Total
                 COMMON STOCK ISSUED    Additional    Accumulated Shareholders'
                 SHARES    PAR VALUE    Paid in Cap    Deficit      Equity
            ------------------------------------------------------------------

ISSUANCE OF
1,000,000
SHARES
NOV 1, 1998    1,000,000   $ 1,000      $ 7,200       $    0     $ 8,200

NET LOSS
FOR THE
PERIOD FROM
INCEPTION TO
MAR. 31, 1999          0         0       16,000      (18,690)    ( 2,690)
            ------------------------------------------------------------------
BALANCE
JAN. 31, 1999  1,000,000   $ 1,000      $23,200     $(18,690)    $ 5,510

The accompanying notes are an integral part of these financial statements.


                          EUORKIOSK, INC.
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                         MARCH 31, 1999

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A. DESCRIPTION OF COMPANY: EUROKIOSK, INC., (the "Company") was organized on October 27, 1998 under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized.

The Company is currently a developmental stage company. The directors are now determined that the Company should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses or to form an alliance. The Company has begun to consider and investigate potential business opportunities.

B. BASIS OF PRESENTATION: Financial statements are prepared on the accrual basis of accounting. Accordingly revenue is recognized when earned and expenses when incurred.

C. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 6.

NOTE 2 - USE OF OFFICE SPACE

The Company uses 100 square feet of space for its executive offices at One Rockefeller Plaza, New York, NY which it receives from one of its shareholders at no cost. The fair market value of each of these offices is $200 per month, which is reflected as an expense with a corresponding credit to contributed capital.


NOTE 3 - CONTRIBUTED SERVICES

On November 1, 1998 two of the Company's officers began rendering services on behalf of the Company at no cost. The fair market value is $1,000 per month for one officer and $500 per month for the other. Each amount is reflected as an expense with a corresponding credit to additional paid in capital.


NOTE 4 - LEGAL SERVICES

Legal Services rendered by a shareholder at no cost in connection with incorporation and the issuance of stock have been recorded at fair market value of $7,500. The expense has been recorded with a corresponding credit to additional paid in capital.


NOTE 5 - EARNINGS PER SHARE

                             From Inception
                                   To
                             March 31, 1999
                          -------------------
      Net Loss per share       $(0.02)



NOTE 6 - LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company established its office in New York, New York on November 1, 1998 it began initial development of its business plan. The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage.

As a result, the Company had from time of inception to March 31, 1999 no revenue and a net loss from operations of $18,690. As of March 31, 1999, the Company had a net capital of $5,510.

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with development of its Internet kiosks. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. Euro Kiosk Inc., does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months, however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to move the Company toward profitability within five years and to seek additional capital to fund further expansion of its operations.

The Company's current operations include further research of the Company's internet telephone kiosk concept, and its search for an entity to form an alliance or merger for the purpose of developing and implementing the Company's concept. These operations currently require minimal expense and the Company believes that it will be able to perform these tasks for a period of twelve (12) months based upon its available capital resources. The directors and officers of the Company contribute their efforts without costs and therefore the resources available to the Company will be able to cover the costs and expenses
associated with the Company's current operations.    Over the
next five (5) years, the Company will strive to form an alliance with another entity to develop the internet telephone kiosk and to begin to implement its business plan. The Company will strive to first develop a prototype internet telephone kiosk with its partner during the first year. Subsequently, the Company will strive to target sites and locations to install the kiosks and to enter into agreements with third parties for the installation of the kiosks. After doing so, the Company will then enter into an agreement for the production of the kiosks by the second year. The Company will thereafter begin to install the kiosks and market them to advertisers and the public for the purpose of creating interest. By the third year, the Company expects to draw sufficient revenues from advertisers and third parties who wish to have the kiosks installed at their locations. The Company expects interest and use of the kiosks to grow over the following two years to the point where it has achieved profitability.


NOTE 7- RELATED PARTY TRANSACTIONS

Legal services rendered by a shareholder at no cost in connection with incorporation and the issuance of stock have been recorded at fair market value of $7,500. The expense has been recorded with a corresponding credit to Additional Paid In Capital.

A business is a development stage company if it is devoting substantially all of its efforts to establishing a new business and its planned principal operations either (a) have not commenced or (b) have commenced, but have not produced any significant revenue. Consequently, a development stage company typically devotes substantially all of its efforts to activities such as raising capital, research and development and starting up production. Financial statements issued by development stage companies must be in conformity with generally accepted accounting principles for established companies, both for recognizing revenue and for determining whether costs incurred should be charged to current-period expense, capitalized or deferred. It is common to defer substantial costs while the company is in the development stage. Costs may be charged to expense when allocating costs either on the basis of association with revenue or among several accounting periods serves no useful purpose. Start-up costs are incurred after a company completes its research and development efforts and decides to begin operations. Start-up costs may be expensed when incurred because it is usually doubtful that the costs are assets with future economic benefits. If start-up costs are deferred, however deferral may be limited to those situations when the chances of the new operation's success are excellent and to costs that are directly related to and incurred solely because of the new operations.

NOTE 8 - ACCESS TO CASH

The Company has unrestricted access to its cash. Its cash resources are currently held in the attorney's escrow account for the purpose of facilitating the payment of all the administrative and statutory expenses of the Company. These are the only costs which the Company foresees it shall incur over the next twelve (12) months. The costs will be paid by the Company's attorneys and, therefore, the Company believes that it would be easier to allow the funds to remain in the escrow account from which the attorneys can disburse payment of the company's administrative and statutory expenses.

Item 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
             ACCOUNTING AND FINANCIAL DISCLOSURE

No changes in and disagreements with accountants on accounting and financial disclosure.


Item 15.     FINANCIAL STATEMENTS, EXHIBITS AND
             REPORTS ON FORM 8-K


(A) FINANCIAL STATEMENTS
The Following financial statements are filed as part of this registration statement:

    Balance Sheet
    Statement of Loss
    Statement of Cash Flows
    Statement of Shareholders' Equity (Deficit)
    Selected Financial Data


(B) EXHIBITS AND INDEX OF EXHIBITS
The following exhibits are included in Item 13(c). Other exhibits have been omitted since the required information is not applicable to the registrant.

EXHIBIT

   3         Certificate of incorporation and by-laws

   11        Statement regarding computation of per share
              earnings

   27        Financial Data Schedule

   99        Correspondence


(C) REPORTS ON FORM 8-K
No Report on Form 8-K was filed during the fourth quarter of the period for which this Annual Report is filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized. The undersigned is an officer of EUROKIOSK, INC., has read the statements contained in this Registration statement and states that the contents are true to the undersigned's own knowledge.


EUROKIOSK, INC.
-----------------------
(Registrant)
Date: August 10, 1999

By: /s/ Shane H. Sutton
    -------------------
    President